Exhibit 99.1

Oasis Midstream Partners Declares Third Quarter 2021 Distribution

HOUSTON, Oct. 26, 2021 /PRNewswire/ — Oasis Midstream Partners LP (NASDAQ: OMP) (“OMP” or the “Partnership”) today announced that, on October 25, 2021, the Board of Directors of OMP GP LLC (the “General Partner”) declared the quarterly cash distribution for the third quarter of 2021 of $0.56 per unit, payable on November 29, 2021 to unitholders of record as of November 15, 2021.

Crestwood Transaction

In a separate press release issued today, OMP announced it has entered into a definitive merger agreement under which Crestwood Equity Partners LP (NYSE: CEQP) (“Crestwood”) will acquire OMP in an equity and cash transaction valued at approximately $1.8 billion, including the assumption of debt. The transaction is expected to close in the first quarter of 2022, subject to customary closing conditions, including regulatory approvals and approval by the common unitholders of the Partnership. OMP expects to continue to pay distributions to unitholders until the completion of the transaction.

As of September 30, 2021, the Partnership had cash and cash equivalents of $29.7MM and $210.0MM of borrowings outstanding and $5.5MM of outstanding letters of credit under its revolving credit facility (the “Revolving Credit Facility”). As of September 30, 2021, the aggregate commitments under the Revolving Credit Facility were $450.0MM, and the Partnership had an unused borrowing capacity of $234.5MM.

OMP expects to file its third quarter 2021 Form 10-Q by November 9, 2021. As a result of the pending transaction, OMP has cancelled its third quarter results conference call originally scheduled for 11:30 am Central Time on November 4, 2021.

Contact:

Bob Bakanauskas, Director, Investor Relations

(281) 404-9600

ir@oasispetroleum.com

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. All statements, other than statements of historical facts, included in this press release that address activities, events or developments that the Company expects, believes or anticipates will or may occur in the future are forward-looking statements. Without limiting the generality of the foregoing, forward-looking statements contained in this press release specifically include the expectations of plans, strategies, objectives and anticipated financial and operating results of the Company, including the Company’s drilling program, production, derivative instruments, capital expenditure levels and other guidance included in this press release, as well as the impact of the novel coronavirus 2019 (“COVID-19”) pandemic on the Company’s operations. These statements are based on certain assumptions made by the Company based on management’s experience and perception of historical trends, current conditions, anticipated future developments and other factors believed to be appropriate. Such statements are subject to a number of assumptions, risks and uncertainties, many of which are beyond the control of the Company, which may cause actual results to differ materially from those implied or expressed by the forward-looking statements. These include, but are not limited to, risks that the proposed transaction may not be consummated or the benefits contemplated therefrom may not be realized, the ability to obtain requisite regulatory and unitholder approval and the satisfaction of the other conditions to the consummation of the proposed transaction, the ability of Crestwood to successfully integrate OMP’s operations and employees and realize anticipated synergies and cost savings, the potential impact of the announcement or consummation of the proposed transaction on relationships, including with employees, suppliers, customers, competitors and credit rating agencies, changes in crude oil and natural gas prices, developments in the global economy, particularly the public health crisis related to the COVID-19 pandemic and the adverse impact thereof on demand for crude oil and natural gas, the outcome of government policies and actions, including actions taken to address the COVID-19 pandemic and to maintain the functioning of national and global economies and markets, the impact of Company actions to protect the health and safety of employees, vendors, customers, and communities, weather and environmental conditions, the timing of planned capital expenditures, availability of acquisitions, the ability to realize the anticipated benefits from the Williston Basin acquisition and Permian Basin divestitures, uncertainties in estimating proved reserves and forecasting production results, operational factors affecting the commencement or maintenance of producing wells, the condition of the capital markets generally, as well as the Company’s ability to access them, the proximity to and capacity of transportation facilities, and uncertainties regarding environmental regulations or litigation and other legal or regulatory developments affecting the Company’s business and other important factors that could cause actual results to differ materially from those projected as described in the Company’s reports filed with the U.S. Securities and Exchange Commission. Additionally, the unprecedented nature of the COVID-19 pandemic and the related decline of the oil and gas exploration and production industry may make it particularly difficult to identify risks or predict the degree to which identified risks will impact the Company’s business and financial condition. Because considerable uncertainty exists with respect to the future pace and extent of a global economic recovery from the effects of the COVID-19 pandemic, the Company cannot predict whether or when crude oil production and economic activities will return to normalized levels.

Any forward-looking statement speaks only as of the date on which such statement is made and the Company undertakes no obligation to correct or update any forward-looking statement, whether as a result of new information, future events or otherwise, except as required by applicable law.

No Offer or Solicitation

This communication relates to the proposed transaction between OMP and Crestwood. This communication is for informational purposes only and does not constitute an offer to sell or the solicitation of an offer to buy any securities or a solicitation of any vote or approval, in any jurisdiction, pursuant to the proposed transaction or otherwise, nor shall there be any sale, issuance, exchange or transfer of the securities referred to in this document in any jurisdiction in contravention of applicable law. No offer of securities shall be made except by means of a prospectus meeting the requirements of Section 10 of the Securities Act of 1933, as amended.

Additional Information and Where You Can Find It

In connection with the proposed transaction, Crestwood will file a registration statement on Form S-4, including a preliminary consent statement/prospectus for the unitholders of OMP with the U.S. Securities and Exchange Commission (“SEC”). INVESTORS AND UNITHOLDERS OF CRESTWOOD AND OMP ARE ADVISED TO CAREFULLY READ THE REGISTRATION STATEMENT AND THE PRELIMINARY CONSENT STATEMENT/PROSPECTUS (INCLUDING ALL AMENDMENTS AND SUPPLEMENTS THERETO) WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE TRANSACTION, THE PARTIES TO THE TRANSACTION AND THE RISKS ASSOCIATED WITH THE TRANSACTION. The definitive consent statement/prospectus, when available, will be sent to unitholders of OMP in connection with the solicitation of consents of OMP unitholders relating to the proposed transactions. Investors and unitholders may obtain a free copy of the preliminary or definitive consent statement/prospectus (each when available) filed by Crestwood or OMP with the SEC from the SEC’s website at www.sec.gov. Unitholders and other interested parties will also be able to obtain, without charge, a copy of the preliminary or definitive consent statement/prospectus and other relevant documents (when available) from Crestwood’s website at https://www.crestwoodlp.com/investors/ or from OMP’s website at http://oasismidstream.investorroom.com.

Participants in the Solicitation

Crestwood, OMP and their respective directors, executive officers and general partners, and Oasis Petroleum and its directors and executive officers, may be deemed to be participants in the solicitation of consents from the unitholders of OMP in respect of the transactions. Information about these persons is set forth in the Crestwood’s Annual Report on Form 10-K for the year ended December 31, 2020, which was filed with the SEC on February 26, 2021, OMP’s Annual Report on Form 10-K for the year ended December 31, 2020, which was filed with the SEC on March 8, 2021, and subsequent statements of changes in beneficial ownership on file for each of Crestwood and OMP with the SEC. Unitholders and investors may obtain additional information regarding the interests of such persons, which may be different than those of the respective companies’ unitholders generally, by reading the preliminary or definitive consent statement/prospectus, or other relevant documents regarding the transaction (if and when available), which may be filed with the SEC.

About OMP

OMP is a leading fee-based master limited partnership formed by its sponsor, Oasis Petroleum Inc., to own, develop, operate and acquire a diversified portfolio of midstream assets in North America that are integral to the crude oil and natural gas operations of Oasis Petroleum Inc. and are strategically positioned to capture volumes from other producers. For more information, please visit the Partnership’s website at www.oasismidstream.com.